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                                                                   EXHIBIT 5(a)

                         LOOPER, REED, MARK & MCGRAW
                                INCORPORATED
                     1300 POST OAK BOULEVARD, SUITE 2000
                            HOUSTON, TEXAS 77056
                          TELEPHONE (713) 986-7000
                          TELECOPIER (713) 986-7100

                              February 27, 1998


Computerized Thermal Imaging, Inc.
476 Heritage Park Boulevard
Suite 210
Layton, Utah 84041

     Re:  Form SB-2 Registration Statement

Gentlemen:

     As counsel for Computerized Thermal Imaging, Inc. (the "Company"), you have requested our firm to render this opinion in connection with the Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission relating to the registration of (i) 18,229,167 shares of the common stock of the Company, par value $0.001 per share (the "Common Stock") to be issued in connection with the purchase of such shares by an investor (the "Newly Issued Shares"), and (ii) 2,552,083 shares of the Common Stock to be issued upon the exercise of warrants to be issued to such investor (the "Compensation Warrants") which become exercisable upon issuance at variable prices based on the sales price of shares of the Common Stock and expire on the fifth anniversary of the date of issuance. The Registration Statement also relates to the resale of 15,950,867 shares of the Common Stock which may be sold by the holders thereof. The shares to be resold include (i) 5,287,633 shares issued and outstanding; (ii) 3,840,615 shares underlying outstanding warrants exercisable at prices ranging from $0.72 to $5.00 per share which expire on various dates ranging from March 31, 1999 to March 13, 2002 (the "Resale Warrants"); (iii) 6,525,000 shares underlying outstanding options exercisable at prices ranging from $0.60 per share to $1.25 per share which expire automatically on various dates ranging from July 21, 2000 to June 12, 2005 (the "Options"); and (iv) 297,619 shares underlying an outstanding debenture of the Company in the original principal amount of $125,000, which bears interest at eight percent, matures on March 13, 2000, and is convertible following the effective date of the Registration Statement at a conversion price equal to the lesser of 77 percent of the average closing bid price of the Common Stock for the five consecutive trading days prior to conversion or the average bid price of the Common Stock for the five consecutive trading days prior to closing of the debenture offering (the "Debenture").

     We are familiar with the Registration Statement and the registration of the shares of the Common Stock contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein.
In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based upon and subject to the foregoing, and upon such other matters as we have determined to be relevant, we are of the opinion that:



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Computerized Thermal Imaging, Inc.
February 27, 1998
Page 2



     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

     2. The shares of the Common Stock to be issued upon the purchase of the Newly Issued Shares are validly authorized and, when purchased, will be validly issued, fully paid and nonassessable.

     3. The shares of the Common Stock underlying the Compensation Warrants to be issued upon the exercise thereof are validly authorized and, upon exercise, will be validly issued, fully paid and nonassessable.

     4. The shares of the Common Stock underlying the Resale Warrants, the Options and the Debenture to be issued upon the exercise/and or the conversion of such Resale Warrants, Options and Debenture are validly authorized and, upon exercise or conversion, will be validly issued, fully paid and nonassessable.

     We hereby consent to use in the Registration Statement of the reference to Looper, Reed, Mark & McGraw, Incorporated under the heading "Legal Matters."

     This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Act and such other state securities laws, rules and regulations as may be applicable.

                                   Very truly yours,

                                   LOOPER, REED, MARK & MCGRAW